April 12, 2016
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Ladies and Gentlemen:
We have read the comments made regarding us in Item 4.01 of Form 8-K of LifeVantage Corporation dated April 12, 2016 and are in agreement with those statements.

/s/ EKS&H LLLP